EXHIBIT 1.01

                       ADELPHIA COMMUNICATIONS CORPORATION

                                  $500,000,000

                  3.25% Convertible Subordinated Notes due 2021



                             UNDERWRITING AGREEMENT

                                                                April 19, 2001
SALOMON SMITH BARNEY INC.
BANC OF AMERICA SECURITIES LLC as Representatives of the several Underwriters named on Schedule 1 hereto
     c/o Salomon Smith Barney Inc.
         388 Greenwich Street
         New York, New York  10013


         MORGAN STANLEY & CO. INCORPORATED
         as Independent Underwriter
         1585 Broadway
         New York, NY 10036


Ladies and Gentlemen:

                  Adelphia Communications Corporation, a Delaware corporation (the "Company"), proposes to sell $500,000,000 in aggregate principal amount of its 3.25% Convertible Subordinated Notes due 2021 (collectively, the "Firm Securities") to the several underwriters named in Schedule 1 hereto (the "Underwriters"), for whom Salomon Smith Barney Inc. and Banc of America Securities LLC are acting as representatives (in such capacity, the "Representatives"). The Company also proposes to grant an option to sell to the Underwriters, upon the terms and conditions set forth in Section 2 hereof, up to an additional $75,000,000 in aggregate principal amount of such Notes (the "Additional Securities"). The Firm Securities and the Additional Securities are hereinafter collectively referred to as the "Securities." The Securities will be issued pursuant to an Indenture, dated as of January 23, 2001 (the "Base Indenture"), as supplemented by the Second Supplemental Indenture thereto, to be dated as of the Closing Date (as defined herein) (the "Supplemental Indenture" and, together with the Base Indenture, the "Indenture"), between the Company and The Bank of New York, as trustee (the "Trustee"). The form of the Supplemental Indenture will be filed on Form 8-K and incorporated by reference as an exhibit to the registration statement referred to below. If the Representatives are the only Underwriters named on Schedule 1 hereto, the term "Representatives" shall be deemed to refer to the Underwriters.

                  The Company and the Underwriters, in accordance with the requirements of rule 2710(c)(8) and Rule 2720 ("Rule 2720") of the National Association of Securities Dealers, Inc. (the "NASD") and subject to the terms and conditions stated herein, also hereby confirm the engagement of the services of Morgan Stanley & Co. Incorporated (the "Independent Underwriter") as a "qualified independent underwriter" within the meaning of Section (b)(15) of Rule 2720 in connection with the offering and sale of the Securities.

                  1. Representations, Warranties and Agreements of the Company. The Company represents and warrants to, and agrees with, the several Underwriters and the Independent Underwriter on and as of the date hereof and the Closing Date (as defined in Section 3) that:

                  (a) A Registration Statement on Form S-3 (Registration No. 333-78027), including a prospectus, with respect to the Securities have been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder and have become effective. Copies of such registration statement have been delivered by the Company to you as the Underwriters. As used in this Agreement, (i) "Registration Statement" means each such registration statement, as amended and supplemented to the date hereof; (ii) "Basic Prospectus" means the prospectus included in the Registration Statement; and (iii) "Prospectus" means the Basic Prospectus, together with any prospectus amendment or supplement (including in each case all documents incorporated therein by reference (the "Incorporated Documents")) specifically relating to the Securities, as filed with the Commission pursuant to paragraph (b) of Rule 424 of the Rules and Regulations. The Commission has not issued any order preventing or suspending the use of any Prospectus, and no proceedings for such purposes have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with;

                  (b) The Registration Statement and the Prospectus contain, and (in the case of any amendment or supplement to any such document, or any material incorporated by reference in any such document, filed with the Commission after the date as of which this representation is being made) will contain at all times during the period specified in paragraph 4(c) hereof, all statements which are required by the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the rules and regulations of the Commission under such Acts; the Indenture, with any amendments and supplements thereto will conform, with the requirements of the Trust Indenture Act and the rules and regulations of the Commission thereunder; and the Registration Statement, the Prospectus and the Incorporated Documents do not, and (in the case of any amendment or supplement to any such document, or any material incorporated by reference in any such document, filed with the Commission after the date as of which this representation is being made) will not, at any time during the period specified in paragraph 4(c) hereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided that the Company makes no representation or warranty as to information contained in or omitted from any Registration Statement or any Prospectus in reliance and based upon information furnished to the Company by or on behalf of any Underwriter or the Independent Underwriter, it being understood and agreed that the only such information is that described as such in Section 9(b) hereof, or as to any statements in or omissions from the Statement of Eligibility of the Trustee under the Indenture;

                  (c) Neither the Company nor any of its material subsidiaries (the "Subsidiaries") has sustained since December 31, 2000 any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Prospectus, there has not been any reduction in the consolidated stockholders' equity or change in the capital stock, as applicable (other than reductions in the ordinary course of business consistent with prior periods), material increase in the total amount of short-term debt (excluding trade payables) or long-term debt of the Company or any of its Subsidiaries, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, partners' equity, shareholders' equity or results of operations of the Company and its Subsidiaries or any of the Acquired Companies (as defined below) and their subsidiaries, otherwise than as set forth or contemplated in the Prospectus;

                  (d) Each of the Company and its Subsidiaries has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries; and any real property and buildings held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries; except in any case that would not have a material adverse effect on the business, general affairs, management, financial position, partners equity or shareholders' equity (other than reductions in the ordinary course of business consistent with prior periods), results of operations or prospects of the Company and its Subsidiaries, taken as a whole (a "Material Adverse Effect");

                  (e) (i) Each of the Subsidiaries that is a partnership or limited liability company has been duly formed or organized and is validly existing as a partnership or limited liability company in good standing under the laws of its state of formation, with full power and authority (partnership, limited liability company and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign partnership or foreign limited liability company for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction except where the failure to so qualify would not have a Material Adverse Effect; and (ii) each of the Company and the Subsidiaries that are corporations has been duly incorporated and is validly existing as a corporation in good standing under the laws of its state of incorporation, with full power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction except where the failure to so qualify would not have a Material Adverse Effect;

                  (f) Each of the Company and its Subsidiaries has the ownership or authorized capitalizations, as the case may be, as set forth in the Prospectus, and all of the partnership interests of the Subsidiaries that are partnerships, all of the limited liability company interests of the Subsidiaries that are limited liability companies and all of the issued shares of capital stock of its Subsidiaries that are corporations have been duly and validly authorized and issued and with respect to shares of capital stock are fully paid and non-assessable; and all of the partnership interests of the Subsidiaries disclosed in the Prospectus as being owned directly or indirectly by the Company, all of the limited liability company interests of the Subsidiaries disclosed in the Prospectus as being owned directly or indirectly by the Company and all of the issued shares of capital stock of the Subsidiaries that are corporations disclosed in the Prospectus as being owned directly or indirectly by the Company have been duly and validly authorized and issued are fully paid and non-assessable and are owned directly or indirectly by the Company free and clear of all liens, encumbrances, equities or claims (other than liens to secure indebtedness under credit facilities disclosed in the Prospectus); and ownership of the various interests and shares of the Company and its Subsidiaries is as described in the Prospectus;

                  (g) The Company has authorized and has reserved, and covenants to continue to reserve, free of any preemptive or similar rights, a sufficient number of its authorized but unissued shares of its Class A common stock, par value $.01 per share (the "Class A Common Stock"), to satisfy the conversion rights of the Securities and a sufficient number of its authorized but unissued shares of its Class B common stock, par value $.01 per share (the "Class B Common Stock"), to satisfy the conversion rights of the Direct Offering Securities (as defined below) (such authorized but unissued shares of Class A Common Stock and Class B Common Stock, issuable upon conversion being referred to as the "Conversion Shares");

                  (h) All the outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and are free of any preemptive or similar rights; the issuance of the Conversion Shares, upon due conversion of the Securities in accordance with the terms of the Securities or upon due conversion of the Direct Offering Securities in accordance with terms of the Direct Offering Securities will not require any further corporate action; upon such issuance the Conversion Shares will be validly issued, fully paid and non-assessable, and free of any preemptive or similar rights; and the capital stock of the Company conforms to the description thereof in the Registration Statement and the Prospectus;

                  (i) The Securities have been duly authorized and, when issued and delivered pursuant to this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture under which they are to be issued; the Base Indenture has been authorized, executed and delivered by the Company, and assuming the due authorization, execution and delivery thereof by the Trustee, constitutes the valid and legally binding obligation of the Company; the Supplemental Indenture has been duly authorized by the Company and, when executed and delivered by the Company and the Trustee, the Indenture will constitute a valid and legally binding instrument, enforceable in accordance with its terms against the Company, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Securities and the Indenture will conform to the descriptions thereof in the Prospectus and will be in substantially the form previously delivered to the Underwriters and the Independent Underwriter;

                  (j) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Direct Debt Offering Agreement, dated as of the date hereof and as in effect on the date hereof, between the Company and Highland 2000, L.P. ("Highland") (together with all of the financing and other ancillary agreements thereto dated as of or prior to the Closing Date, the "Direct Debt Offering Agreement"), pursuant to which the Company will issue $400,000,000 of aggregate principal amount of the Company's 3.25% Convertible Subordinated Notes due 2021 (the "Direct Offering Securities") to Highland and Highland agrees to purchase the Direct Offering Securities within 270 days of the Closing Date. The Company has all requisite corporate power and authority to consummate the transactions contemplated by this Agreement and the Direct Debt Offering Agreement, including, without limitation, the corporate power and authority to issue and deliver the Conversion Shares upon due conversion of the Securities and the Direct Offering Securities in accordance with the terms of the Securities and the Direct Offering Securities;

                  (k) Prior to the date hereof, none of the Company or any of its affiliates (other than the Underwriters and the Independent Underwriter or any person acting on their behalf as to which the Company makes no representation) has taken, directly or indirectly, any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Securities;

                  (l) The issuance and sale of the Securities, the issuance and sale of the Direct Offering Securities, the compliance by the Company with all of the provisions of the Securities, the Direct Offering Securities, the Indenture, the Direct Debt Offering Agreement and this Agreement, the issue and delivery of the Conversion Shares upon due conversion of the Securities or the Direct Offering Securities in accordance with the terms of the Securities or the Direct Offering Securities, as the case may be, and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, sale/leaseback agreement, loan agreement or other similar financing agreement or instrument or other agreement or instrument (including, without limitation, any license or franchise granted to the Company or one of its Subsidiaries by a local franchising governmental body) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or has rights under or to which any of the property or assets of the Company or any of its Subsidiaries is subject, nor will such action result in any violation of the provisions of the certificate of incorporation or bylaws of the Company or its Subsidiaries that are corporations or the certificates of formation or limited liability company operating agreements of its Subsidiaries that are limited liability companies or the certificates of limited partnership or the partnership agreements of its Subsidiaries that are partnerships or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement or the Indenture, other than such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters;

                  (m) None of the Company or its Subsidiaries is in violation of its certificate of incorporation, partnership agreement, certificate of formation, limited liability company operating agreement or bylaws, as the case may be, or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, sale/leaseback agreement, loan agreement or other similar financing agreement or instrument or other agreement or instrument (including, without limitation, any license or franchise granted to the Company or a subsidiary by a local franchising governmental body) to which the Company or a subsidiary is a party or by which it or any of its properties may be bound, except for such defaults as would not have individually or in the aggregate a Material Adverse Effect;

                  (n) The statements set forth in the Prospectus under the caption "Description of Notes," insofar as they purport to constitute a summary of the terms of the Securities, and under the caption "Description of Capital Stock," insofar as they purport to constitute a summary of the terms of the Company's capital stock, and incorporated by reference in the Prospectus from the Company's Annual Report on Form 10-K for the year ended December 31, 2000 under the captions "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," as applicable, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

                  (o) None of the Company or its Subsidiaries is or, after giving effect to the offering and sale of the Securities, will be an "investment company," or an entity "controlled" by an "investment company," as such terms are defined in the United States Investment Company Act of 1940, as amended (the "Investment Company Act");

                  (p) None of the Company, its Subsidiaries or any of their affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes;

                  (q) None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Securities) will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System;

                  (r) Other than as set forth in the Prospectus (including those matters referred to therein relating to general rulemakings and similar matters relating generally to the cable television industry), there are no legal or governmental proceedings pending to which the Company or any of its Subsidiaries is a party or of which any property of the Company or any of its Subsidiaries is the subject which, if determined adversely to the Company or any of its Subsidiaries, would individually or in the aggregate have a Material Adverse Effect and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or by others; and except with respect to general rulemakings and similar matters relating generally to the cable television industry, during the time the Systems (as defined below) have been owned by the Company or a subsidiary (i) there has been no adverse judgment, order, or decree issued by the United States Federal Communications Commission (the "FCC") relating to any of the Systems that has not been disclosed in the Prospectus that would be required to be disclosed in a public offering registered under the Securities Act; (ii) there are no actions, suits, proceedings, inquiries or investigations by the FCC pending or threatened in writing against or affecting the Company, any of its Subsidiaries or any System; and (iii) to the Company's knowledge, after due inquiry, there is no reasonable basis for any such action, suit, proceeding or investigation;

                  (s) Each of Deloitte & Touche LLP, who has reported on the financial statements of the Company and one of the Acquired Companies (as defined below), and KPMG LLP, who has reported on the financial statements of one of the Acquired Companies, is an independent public accountant as required by the Securities Act and the Rules and Regulations;

                  (t) Each of this Agreement and the Direct Debt Offering Agreement has been duly and validly authorized, executed and delivered by the Company and is the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except insofar as indemnification and contribution provisions may be limited by applicable law or public policy or equitable principles and subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity;

                  (u) Except for matters covered by paragraph (y) below or with respect to matters that would not individually or in the aggregate have a Material Adverse Effect, (i) the Company and its Subsidiaries have made all filings, recordings and registrations with, and possess all validations or exemptions, approvals, orders, authorizations, consents, licenses, certificates and permits from, the FCC, applicable public utilities and other federal, state and local regulatory or governmental bodies and authorities or any subdivision thereof, including, without limitation, cable television franchises, pole attachment agreements, and cable antenna relay service, broadcast auxiliary, earth station, business radio, microwave or special safety radio service licenses issued by the FCC (collectively, the "Authorizations") necessary or appropriate to own, operate and construct the cable communication systems owned by them (the "Systems") or otherwise for the operation of their businesses and are not in violation thereof; (ii) all such Authorizations are in full force and effect, and no event has occurred that permits, or after notice or lapse of time could permit, the revocation, termination or modification of any Authorization which is necessary or appropriate to own, operate and construct the Systems or otherwise for the operation of any such business; (iii) none of the Company or any of its Subsidiaries is in violation of any duty or obligation required by the United States Communications Act of 1934, as amended (the "Communications Act"), or any FCC rule or regulation applicable to the operation of any portion of any of the Systems; (iv) none of the Company or any of its Subsidiaries is in violation of any duty or obligation required by state or local laws, or local rules or regulations applicable to the operation of any portion of any of the Systems; (v) there is not pending or, to the best knowledge of the Company or any of its Subsidiaries, threatened, any action by the FCC or state or local regulatory authority to modify, revoke, cancel, suspend or refuse to renew any Authorization; (vi) other than as described in the Prospectus, there is not now issued or outstanding or, to the best knowledge of the Company or any of its Subsidiaries, threatened, any notice of any hearing, material violation or material complaint against the Company or any of its Subsidiaries with respect to the operation of any portion of the Systems and none of the Company or its Subsidiaries has any knowledge that any person intends to contest renewal of any material Authorization;

                  (v) (i)(A) The Company and its Subsidiaries have entered into, or have rights under, all required programming agreements (including, without limitation, all non-broadcast affiliation agreements under which the Company and its Subsidiaries are accorded retransmission rights relating to programming that the Systems provide to their customers) that are material to the conduct of their business as described in the Prospectus; and (B) all such material agreements are in full force and effect and none of the Company, any of its Subsidiaries or any of its affiliates has received any written notice of revocation or material modifications of such material agreements; and (ii)(A) either the Company or its Subsidiaries has entered into agreements with the television stations that have notified the Company or its Subsidiaries that such station's respective consent is required to carry such stations on the Systems or has ceased carrying such stations; (B) all such agreements grant the Company or one of its Subsidiaries retransmission consent in exchange for various non-cash consideration; and (C) all such agreements are in full force and effect and are not subject to revocation (except in the case of material breach by the Company or its Subsidiaries) or material modifications, and no event has occurred that permits, or after notice or lapse of time could permit, the revocation, termination or material modification of any such agreement, except where the failure of such agreements to be in full force and effect or such revocation would not, in either case, individually or in the aggregate have a Material Adverse Effect;

                  (w) Except for matters that would not individually or in the aggregate have a Material Adverse Effect, (i) all registration statements and all other documents (including but not limited to annual reports) required by the FCC in connection with the operation of the Systems have been filed with the FCC; (ii) all frequencies within the restricted aeronautical and navigational bands (i.e., 108-136 MHz and 225-400 MHz) which are currently being used in connection with the operation of the Systems have been authorized for such use by the FCC;
         (iii) each of the Systems subject to Equal Employment Opportunity Commission ("EEOC") compliance certification by the FCC has been certified by the FCC for annual EEOC compliance during the time such Systems have been owned by the Company or its Subsidiaries; and (iv) all towers associated with the Systems are in compliance with the rules and regulations of the United States Federal Aviation Administration;

                  (x) Except for matters that would not individually or in the aggregate have a Material Adverse Effect, none of the Company or any of its Subsidiaries is in breach or violation of, or in default under, any of the terms, conditions or provisions of the Communications Act or the rules, regulations or policies of the FCC thereunder;

                  (y) (i) Except for matters that would not individually or in the aggregate have a Material Adverse Effect, all statements of accounts and any other filings that are required under Section 111 of the United States Copyright Act of 1976, as amended, in connection with the retransmission of any broadcast television and radio signals on the Systems have been timely filed with the United States Copyright Office and indicated royalty payments have been made for each System for each accounting period during which such Systems have been owned by the Company or its Subsidiaries; (ii) none of the Company, any of its Subsidiaries or any System has received any inquiry or request from the United States Copyright Office or from any other party challenging or questioning any such statements of account or royalty payments; and
         (iii) no claim of copyright infringement has been made or threatened in writing against the Company, any of its Subsidiaries or any System;

                  (z) Neither the execution and delivery of this Agreement, the Direct Debt Offering Agreement, the Securities, the Direct Offering Securities or the Indenture, nor the consummation of the transactions contemplated hereby and thereby or by the Prospectus under "Use of Proceeds," nor compliance with the terms, conditions and provisions thereof by the Company, will conflict with the Communications Act or the rules, regulations or policies of the FCC thereunder, or will cause any suspension, revocation, impairment, forfeiture, nonrenewal or termination of any material license, permit, franchise, certificate, consent, authorization, designation, declaration, filing, registration or qualification;

                  (aa) Neither the execution and delivery of this Agreement, the Direct Debt Offering Agreement, the Securities, the Direct Offering Securities or the Indenture, nor the execution, delivery, offer, issuance and sale of the Securities, nor compliance with the terms, conditions and provisions thereof by the Company, requires any license, permit, franchise, certificate, consent, authorization, designation, declaration, filing, registration or qualification by or with the FCC;

                  (bb) On October 1, 1999, the Company consummated its previously announced acquisition of Century Communication Corp. and FrontierVision Partners, L.P. (collectively, the "Acquired Companies");

                  (cc) There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required;

                  (dd) The historical financial statements and financial statement schedules of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement and Prospectus comply as to form in all material respects with the requirements applicable to registration statements on Form S-3 under the Securities Act and the Rules and Regulations and present fairly in all material respects the financial position, results of operations and statements of cash flows of the Company and its consolidated subsidiaries, at the respective dates and for the respective periods indicated; such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods presented, the other financial information and data included or incorporated by reference in the Registration Statement and Prospectus, historical and pro forma, are accurately presented in all material respects and prepared on a basis consistent with the financial statements, historical and pro forma, included in the Prospectus and the books and records of the Company and its subsidiaries, and the statistical information and data included in the Prospectus are accurately presented in all material respects;

                  (ee) Except as disclosed in the Prospectus, there are no holders of securities of the Company or the Subsidiaries who, by reason of the filing of the Registration Statement or consummation of the transactions contemplated by this Agreement or the Direct Debt Offering Agreement, have the right to request or demand that the Company, any of the Subsidiaries or any of their joint ventures register any of its securities (including, without limitation, Class A Common Stock and Class B Common Stock) under the Securities Act. Except as described in the Prospectus, no such rights with respect to any shares of Class A Common Stock have been exercised as of the date hereof; and

                  (ff) Except pursuant to this Agreement, there are no contracts, agreements or understandings between the Company, any of its Subsidiaries or any of their joint ventures and any other person that would give rise to a valid claim against the Company or any of the Underwriters for a brokerage commission, finder's fee or like payment in connection with the issuance, purchase and sale of the Securities.

                  2. Purchase of the Securities. On the basis of the representations, warranties and agreements contained herein, and subject to the terms and conditions set forth herein, the Company agrees to issue and sell to each of the Underwriters, severally and not jointly, and each of the Underwriters, severally and not jointly, agrees to purchase from the Company, the principal amount of Firm Securities set forth opposite the name of such Underwriter on Schedule 1 hereto at a purchase price equal to 97.75% of the principal amount thereof (the "purchase price").

                  The Company also agrees, subject to all the terms and conditions set forth herein, to sell to the Underwriters, and upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions set forth herein, the Underwriters shall have the right to purchase from the Company, at the purchase price, up to an additional $75,000,000 principal amount of additional Securities, pursuant to an option (the "over-allotment option") which may be exercised at any time and from time to time prior to 5:00 P.M., New York City time, on the 30th day after the date of the Prospectus (or, if such 30th day shall be a Saturday or Sunday or a holiday, on the next business day thereafter when the Nasdaq National Market is open for trading). Additional Securities may be purchased only for the purpose of covering over-allotments, if any, made in connection with the offering of the Firm Securities.

                  The Company shall not be obligated to deliver any of the Securities except upon payment for all of the Securities to be purchased as provided herein. The Company acknowledges and agrees that the Underwriters may sell Securities to any affiliate of an Underwriter and that any such affiliate may sell Securities purchased by it to an Underwriter.

                  3. Delivery of and Payment for the Securities. (a) Delivery of and payment for the Firm Securities shall be made at the offices of Latham & Watkins, 885 Third Avenue, New York, New York 10022, or at such other place as shall be agreed upon by the Representatives and the Company, at 10:00 A.M., New York City time, on April 25, 2001, or at such other time or date, not later than seven full business days thereafter, as shall be agreed upon by the Representatives and the Company (such date and time of payment and delivery being referred to herein as the "Closing Date").

                  (b) Delivery to the Underwriters of and payment for any Additional Securities to be purchased by the Underwriters shall be made at the aforementioned offices of Latham & Watkins at such time on such date (the "Option Closing Date"), which may be the same as the Closing Date but shall in no event be earlier than the Closing Date nor earlier than two nor later than five business days after the giving of the notice hereinafter referred to, as shall be specified in a written notice from the Representatives on behalf of the Underwriters to the Company of the Underwriters' determination to purchase an additional principal amount, specified in such notice, of Additional Securities. The place of closing for any Additional Securities and the Option Closing Date for such Additional Securities may be varied by agreement between the Representatives on behalf of the Underwriters and the Company.

                  (c) On the Closing Date or Option Closing Date, as the case may be, payment of the purchase price for the Securities shall be made to the Company by wire transfer of immediately available funds to an account at a bank acceptable to Salomon Smith Barney Inc. ("SSB"), or by such other means as the parties hereto shall agree prior to the Closing Date, against delivery to the Underwriters of the certificates evidencing the Securities to be purchased. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of the Underwriters hereunder. Upon delivery, the Securities shall be in global form, registered in such names and in such denominations as SSB on behalf of the Representatives on behalf of the Underwriters shall have requested in writing not less than two full business days prior to the Closing Date. The Company agrees to make one or more global certificates evidencing the Securities available for inspection by SSB on behalf of the Representatives on behalf of the Underwriters in New York, New York at least 24 hours prior to the Closing Date.

                  4. Further Agreements of the Company. The Company agrees with each of the several Underwriters and the Independent Underwriter:

                  (a) To furnish promptly to the Underwriters, the Independent Underwriter and counsel for the Underwriters a conformed copy of each Registration Statement as originally filed and each amendment or supplement thereto filed prior to the date hereof or relating to or covering the Securities, and a copy of each Prospectus filed with the Commission, including all documents incorporated therein by reference and all consents and exhibits filed therewith and to file with the Commission pursuant to Rule 424 a prospectus supplement, in form and substance satisfactory to the Representatives and their counsel, relating to the offering contemplated hereby no later than the close of business on April 20, 2001;

                  (b) To deliver promptly to the Underwriters and the Independent Underwriter such reasonable number of the following documents as the Underwriters and the Independent Underwriter may request: (i) conformed copies of the Registration Statement (excluding exhibits other than the computation of the ratio of earnings to fixed charges, the Indenture and this Agreement), (ii) the Prospectus and
         (iii) any documents incorporated by reference in the Prospectus;

                  (c) During such period following the date hereof as, in the opinion of counsel for the Underwriters, the Prospectus is required by law to be delivered, to comply with the Securities Act, the Exchange Act, the Trust Indenture Act and the rules and regulations under each thereof, so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the Securities Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act or the Rules and Regulations, the Company will promptly prepare and file with the Commission, subject to paragraph (d) below, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters and the Independent Underwriter such number of copies of such amendment or supplement as the Underwriters and the Independent Underwriter may reasonably request;

                  (d) Prior to filing with the Commission during the period referred to in (c) above (i) any amendment to the Registration Statement, (ii) the Prospectus or any amendment thereto, (iii) the prospectus supplement utilized in connection with this offering or any amendment or supplement thereto, or (iv) any document incorporated by reference in any of the foregoing or any amendment or supplement to such incorporated document, to furnish a copy thereof to the Underwriters, the Independent Underwriter and counsel for the Underwriters and not to file any document that shall have been disapproved by the Underwriters or the Independent Underwriter, provided that neither the Representatives' nor the Independent Underwriter's consent to, nor the Underwriters delivery of, any such amendments or supplement shall constitute a waiver of any of the conditions set forth in Section 6 hereof;

                  (e) To advise the Underwriters and the Independent Underwriter promptly (i) when any post-effective amendment to the Registration Statement relating to or covering the Securities becomes effective or any supplement to the Prospectus shall have been filed, (ii) of any comments from the Commission or any request or proposed request by the Commission for an amendment or supplement to the Registration Statement (insofar as the amendment or supplement relates to or covers the Securities), to the Prospectus, to any document incorporated by reference in any of the foregoing or for any additional information,
         (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any order directed to the Prospectus or any document incorporated therein by reference or the initiation or threat of any stop order proceeding or of any challenge to the accuracy or adequacy of any document incorporated by reference in any Prospectus, (iv) of receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threat of any proceeding for that purpose and (v) of the happening of any event which makes untrue any statement of a material fact made in the Registration Statement or the Prospectus or which requires the making of a change in the Registration Statement or the Prospectus in order to make any material statement therein not misleading;

                  (f) If, during the period referred to in (c) above, the Commission shall issue a stop order suspending the effectiveness of the Registration Statement, to make every reasonable effort to obtain the lifting of that order at the earliest possible time;

                  (g) To file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a Prospectus is required in connection with the offering and sale of the Securities;

                  (h) To make generally available to the Company's security holders and to deliver to the Underwriters and the Independent Underwriter an earnings statement of the Company and its Subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158), as soon as practicable;

                  (i) For so long as the Securities are outstanding, to furnish to the Underwriters and the Independent Underwriter, promptly upon written request, copies of any annual reports, quarterly reports and current reports filed by the Company with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission, and such other documents, reports and information as shall be furnished by the Company to the Trustee or to the holders of the Securities pursuant to the Indenture or the Exchange Act or any rule or regulation of the Commission thereunder;

                  (j) To promptly take from time to time such actions as the Underwriters may reasonably request to qualify the Securities for offering and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriters may designate and to continue such qualifications in effect for so long as required for the resale of the Securities; and to arrange for the determination of the eligibility for investment of the Securities under the laws of such jurisdictions as the Underwriters may reasonably request; provided that the Company and its Subsidiaries shall not be obligated to qualify as foreign corporations in any jurisdiction in which they are not so qualified or to file a general consent to service of process in any jurisdiction;

                  (k) Not to, for so long as the Securities are outstanding, be or become, or be or become owned by, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act, and to not be or become, or be or become owned by, a closed-end investment company required to be registered, but not registered thereunder;

                  (l) In connection with the offering of the Securities, until SSB on behalf of the Representatives on behalf of the Underwriters shall have notified the Company of the completion of the distribution of the Securities, not to, and to cause its affiliated purchasers (as defined in Regulation M under the Exchange Act) not to, either alone or with one or more other persons, bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Securities, or attempt to induce any person to purchase any Securities; and not to, and to cause its affiliated purchasers not to, make bids or purchase for the purpose of creating actual, or apparent, active trading in or of raising the price of the Securities;

                  (m) In connection with the offering of the Securities, to make its officers, employees, independent accountants and legal counsel reasonably available upon request by the Independent Underwriter or the Underwriters and to cooperate with the Independent Underwriter, the Underwriters and Underwriters' counsel with their due diligence review through the Closing Date;

                  (n) To furnish to each of the Underwriters and the Independent Underwriter on the date hereof a copy of each of the independent accountants' reports included in the Registration Statement signed by the accountants rendering such reports;

                  (o) To do and perform all things required to be done and performed by it under this Agreement that are within its control prior to or after the Closing Date, and to use its best efforts to satisfy all conditions precedent on its part to the delivery of the Securities;

                  (p) To not take any action prior to the execution and delivery of the Indenture which, if taken after such execution and delivery, would have violated any of the covenants contained in the Indenture;

                  (q) To not take any action prior to the Closing Date which would require the Prospectus to be amended or supplemented pursuant to Section 4(c);

                  (r) To apply the net proceeds from the sale of the Securities as set forth in the Prospectus under the heading "Use of Proceeds";

                  (s) To use its best efforts to have the Conversion Shares listed, subject to notice of issuance, on the Nasdaq National Market as of the Closing Date or as soon thereafter as practicable;

                  (t) To the extent that the Conversion Shares constitute uncertificated securities pursuant to Section 158 of the Delaware General Corporation Law and within a reasonable time after the issuance or transfer of such uncertificated Conversion Shares, to send to the registered owner thereof a written statement that the Company will furnish without charge to each stockholder who so requests the powers, designations, preferences, and relative, participating, optional or other special rights pertaining to such Conversion Shares and any other information as may be required under Section 151(f) of the Delaware General Corporation Law; and

                  (u) For a period of 60 days after the date hereof (the "Lock-up Period"), to not, without the prior written consent of the Representatives, issue, offer, sell, offer or contract to sell, grant any option for the sale of, pledge, make any short sale or maintain any short position, establish or maintain a "put equivalent position" (within the meaning of Rule 16-a-1(h) under the Exchange Act) enter into any swap, derivative transaction or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Class A Common Stock (whether any such transaction is to be settled by delivery of Class A Common Stock, other securities, cash or other consideration) or otherwise dispose of, directly or indirectly, any Class A Common Stock (or any securities convertible into or exchangeable for, or any warrants or options to purchase relating to Class A Common Stock) except for agreements, transactions or activities in connection with (i) sales to the Underwriters pursuant to this Agreement; (ii) the issuance of options or grants of shares under the Company's employee benefit, stock option or stock plans in existence on the date hereof or in existence from time to time; (iii) the issuance of any shares pursuant to any existing agreements; (iv) the issuance of shares of Class A Common Stock pursuant to a conversion of any Class B Common Stock or convertible preferred stock outstanding on the date hereof or issued pursuant to the April 2001 Rigas Notes Direct Placement or the January 2001 Rigas Notes Direct Placement (each as defined in the Prospectus); (v) the issuance and sale of capital stock of the Company to the persons or entities named on Schedule 2 hereto; (vi) any private placement of capital stock of the Company; provided that such capital stock shall remain "restricted securities" (as defined in Rule 144(a)(3) of the Securities Act) for any remaining portion of the Lock-up Period; (vii) any issuance of shares in connection with a bona fide pledge of Class A Common Stock or Class B Common Stock; (viii) sales to the persons listed on Schedule 2 attached hereto in connection with the "April 2001 Rigas Notes Direct Placement" (as defined in the Prospectus); (ix) any issuance of capital stock in connection with a bona fide acquisition of telecommunications assets or an entity in the telecommunications business; (x) the issuance of Class A Common Stock upon conversion of any of the Securities; and (xi) the issuance of Class B Common Stock upon conversion of any of the Direct Offering Securities.

                  5. Conditions of Underwriters' Obligations. The respective obligations of the several Underwriters and the Independent Underwriter hereunder are subject to the accuracy, on and as of the date hereof and the Closing Date, of the representations and warranties of the Company contained herein, to the accuracy of the statements of the Company and its officers made in any certificates delivered pursuant hereto, to the performance by the Company of its obligations hereunder, to the condition (in the case of the Underwriters) that the Independent Underwriter shall have furnished to the Underwriters the letter referred to in clause (v) of Section 20(b) hereof and to each of the following additional terms and conditions:

                  (a) The Prospectus and supplement referred to in Section 4(a) of this Agreement shall have been timely filed with the Commission in accordance with Section 4(a) of this Agreement. Prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with to the reasonable satisfaction of the Underwriters.

                  (b) The Prospectus (and any amendments or supplements thereto) shall have been printed and copies distributed to the Underwriters as promptly as practicable on or following the date of this Agreement or at such other date and time as to which the Underwriters may agree.

                  (c) None of the Underwriters shall have discovered and disclosed to the Company on or prior to the Closing Date that the Prospectus or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel for the Underwriters, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

                  (d) All corporate proceedings and other legal matters incident to the authorization, form and validity of each of this Agreement, the Direct Debt Offering Agreement, the Indenture and the Securities (collectively, the "Transaction Documents") and the Prospectus, and all other legal matters relating to the Transaction Documents and the transactions contemplated thereby, shall be satisfactory in all material respects to the Underwriters, and the Company shall have furnished to the Underwriters all documents and information that they or their counsel may reasonably request to enable them to pass upon such matters.

                  (e) The Underwriters shall have received on the Closing Date an opinion of Buchanan Ingersoll Professional Corporation, counsel for the Company, dated the Closing Date and addressed to the Underwriters, to the effect that:

                                    (i) The Company has been duly incorporated
                  and is validly existing as a corporation in good standing under the laws of the state of its formation with full corporate power and authority to own its properties and conduct its business as described in the Prospectus;

                                    (ii) This Agreement and the Direct Debt
                  Offering Agreement have been duly authorized, executed and delivered by the Company;

                                    (iii) All of the outstanding shares of
                  capital stock of the Company have been duly authorized, validly issued, and are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights. The outstanding shares of capital stock of the Company are as set forth in the Prospectus under the caption "Capitalization." The authorized capital stock of the Company conforms in all material respects as to legal matters to the description thereof contained in the Prospectus under the caption "Description of Capital Stock";

                                    (iv) The Conversion Shares issuable as of
                  the date hereof have been duly authorized and reserved for issuance; the issuance of the Conversion Shares upon due conversion of the Securities or the Direct Offering Securities will not require any further corporate action; upon such conversion the Conversion Shares will be validly issued, fully paid and nonassessable and free of any (A) preemptive rights or (B) to the best knowledge of such counsel after reasonable inquiry, similar rights that entitle or will entitle any person to acquire any Securities or Class A Common Stock upon the issuance thereof by the Company, other than as described in the Prospectus;

                                    (v) The Securities have been duly authorized
                  and, when issued and delivered pursuant to this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture and enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equity principles and further except that (a) rights to contribution or indemnification may be limited by the laws, rules or regulations of any governmental authority or agency thereof or by public policy, and (b) waivers as to usury, stay or extension laws may be unenforceable; and the Securities and the Indenture conform in all material respects to the descriptions thereof in the Prospectus;

                                    (vi) The form of certificates for the
                  Conversion Shares conforms to the requirements of the Nasdaq National Market and the Delaware General Corporation Law;

                                    (vii) The Indenture has been duly
                  authorized, executed and delivered by the Company and duly qualified under the Trust Indenture Act, and assuming that the Indenture is a valid and binding agreement of the Trustee, constitutes a valid and legally binding instrument, enforceable in accordance with its terms against the Company, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equity principles and further except that (a) rights to contribution or indemnification may be limited by the laws, rules or regulations of any governmental authority or agency thereof or by public policy, and (b) waivers as to usury, stay or extension laws may be unenforceable;

                                    (viii) The Registration Statement has become
                  effective under the Securities Act and the Prospectus (including the prospectus supplement contemplated by Section 4(a) hereof) was filed pursuant to Rule 424(b) of the Rules and Regulations and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued or proceeding for that purpose has been instituted or threatened by the Commission;

                                    (ix) The Company has the corporate power and
                  authority to enter into the Underwriting Agreement and the Direct Debt Offering Agreement and to issue, sell and deliver the Securities and the Direct Offering Securities as provided therein, and the Underwriting Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except that
                  (A) such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium (whether general or specific) or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, (B) such enforceability may be limited by the effects of general principles of equity and by the discretion of the court before which any proceeding therefor may be brought (whether such proceeding is at law or in equity or in a bankruptcy proceeding) and (C) rights to contribution or indemnification may be limited by the laws, rules or regulations of any governmental authority or agency thereof or public policy and, if applicable, (D) waivers as to usury, stay or extension laws may be unenforceable;

                                    (x) The issuance and sale of the Direct Debt
                  Offering Securities under the Direct Debt Offering Agreement is not required to be registered under the Securities Act;

                                    (xi) The Registration Statement and the
                  Prospectus, as of their dates (except for the financial statements, including the notes thereto, and supporting schedules and other financial, statistical and accounting data included therein or omitted therefrom, as to which no opinion is expressed), and each amendment or supplement thereto, as of its date, comply as to form in all material respects with the Securities Act, the Rules and Regulations and Trust Indenture Act;

                                    (xii) The documents incorporated by
                  reference in the Prospectus (other than the financial statements (and notes thereto) and related schedules therein, as to which such counsel need express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the Rules and Regulations;

                                    (xiii) Neither the issuance, sale or
                  delivery of the Securities and the Direct Offering Securities, nor the execution, delivery or performance of the Underwriting Agreement or the Direct Debt Offering Agreement, or compliance by the Company with all provisions of this Underwriting Agreement, the Securities, the Direct Offering Securities, the Indenture and the Direct Debt Offering Agreement, nor consummation by the Company of the transactions contemplated hereby or by the Direct Debt Offering Agreement violates, conflicts with or constitutes a breach of any of the terms or provisions of, or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or require consent under, or result in the imposition of a lien or encumbrance on any properties of the Company or any subsidiary, or an acceleration of any indebtedness of the Company or any subsidiary pursuant to, (i) the charter or bylaws of the Company or (ii) any judgment, order or decree of any court or governmental agency or authority having jurisdiction over the Company or its assets or properties known to such counsel, except in the case of clause (ii) for such violations, conflicts, breaches, defaults, consents, impositions of liens or accelerations that
                  (x) would not, singly or in the aggregate, have a Material Adverse Effect or (y) are disclosed in the Prospectus;

                                    (xiv) The Company is not an "investment
                  company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act;

                                    (xv) Except as set forth in the Prospectus,
                  there are no holders of securities of the Company who, by reason of the execution by the Company of this Agreement or the Direct Debt Offering Agreement or the consummation by the Company of the transactions contemplated thereby, have the right to request or demand that the Company register under the Securities Act securities held by them;

                                    (xvi) None of (A) the execution, delivery
                  and performance of this Agreement, (B) the execution and delivery of the Direct Debt Offering Agreement or (C) the issuance and sale of the Securities and the application of the proceeds from the issuance and sale of the Securities and the Direct Offering Securities will violate Regulations T, U or X promulgated by the Board of Governors of the Federal Reserve System;
                                    (xvii) To the knowledge of such counsel,
                  there is (i) no action, suit, investigation or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending, or threatened or contemplated to which any of the Company or any subsidiary is or may be a party or to which the business or property of any of the Company or any subsidiary is or may be subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency, or
                  (iii) no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction to which any of the Company or any subsidiary is or may be subject that has been issued that, in the case of clauses (i), (ii) and
                  (iii) above, (x) is required to be disclosed in the Prospectus and that is not so disclosed and, (y) could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, it being understood that for purposes of this opinion, such counsel need express no opinion with respect to (i) actions, suits investigation or proceedings before the FCC or any similar state or local regulatory commission or body, (ii) statutes, rules, regulations or orders by any FCC or any similar state or local regulatory commission or (iii) injunctions, restraining orders or other orders by the FCC or any similar state or local regulatory commission or body; and

                                    (xviii) The statements set forth in the
                  Prospectus under the caption "Description of Notes," insofar as they purport to constitute a summary of the terms of the Securities, and the statements set forth in the Prospectus under the caption "Description of Capital Stock," insofar as they purport to constitute a summary of the terms of the Company's capital stock and under the caption "Certain United States Tax Considerations," insofar as they purport to constitute a summary of laws, governmental rules or regulations or documents, are accurate in all material respects;

                  In addition, such counsel shall also state that such counsel has participated in conferences with officers and representatives of the Company and its subsidiaries, representatives of the independent public accountants for the Company and the Underwriters at which the contents of the Registration Statement and the Prospectus (including the Incorporated Documents) and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for and has not verified the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus, and has not made any independent check or verification thereof, on the basis of the foregoing (relying as to materiality to the extent such counsel deemed appropriate upon facts provided by officers and other representatives of the Company), no facts have come to the attention of such counsel that lead such counsel to believe that the Registration Statement, as of the date it was declared effective, or the Prospectus, as of its date or as of the Closing Date, in each case including the Incorporated Documents, contained or contains any untrue statement of material fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief or opinion with respect to the financial statements and other financial and statistical data included therein).

                  The opinion of such counsel may be limited to the laws of the Commonwealth of Pennsylvania, the General Corporation Law of the State of Delaware and the federal laws of the United States.

                  (f) The Underwriters shall have received on the Closing Date an opinion of Randall D. Fisher, Esq., General Counsel to the Company, dated the Closing Date and addressed to the Underwriters, to the effect that:

                                    (i) Except as set forth in the Prospectus,
                  each of the Company and its subsidiaries has all of the licenses, permits, franchises and authorizations, if any, required by the relevant governmental authorities of each of New York, Virginia, Pennsylvania, Ohio, Massachusetts, New Hampshire, Vermont, Connecticut, Wyoming, Wisconsin, Indiana, Alabama, Mississippi, Puerto Rico, Georgia, Idaho, Washington, California, Maryland, Illinois, West Virginia, Florida, South Carolina, Oklahoma, Kansas, Kentucky, Colorado, Maine, Tennessee, Arizona, North Carolina and Montana (collectively, the "Adelphia Jurisdictions") and/or its political subdivisions for the provision of cable television service (as such counsel understands service to be provided which may be based on a certificate of an officer of the Company, provided that such counsel shall state that they believe that both the Underwriters and he are justified in relying on such certificate), where the failure to obtain or hold such license, permit, franchise or authorization would have a Material Adverse Effect;

                                    (ii) To the best of such counsel's knowledge
                  after due inquiry, each of the Company and its subsidiaries has made all filings, reports, applications and submissions required by the laws and ordinances relating to cable services of each of the Adelphia Jurisdictions and the ordinances of the jurisdiction's political subdivisions relating thereto, and the rules and regulations promulgated therewith;

                                    (iii) Each of the Company and its
                  subsidiaries has the consents, approvals, authorizations, licenses, certificates, permits, or orders of any governmental authorities of each of the Adelphia Jurisdictions and its political subdivisions, if any, required for the consummations of the transactions contemplated in this Agreement where the failure to obtain the consents, approvals, authorizations, licenses, certificates, permits or orders would have a Material Adverse Effect;

                                    (iv) There are no actions, suits or
                  proceedings pending or, to the best of such counsel's knowledge, threatened by or before any court or governmental body each of the Adelphia Jurisdictions (other than Vermont) against or affecting any of the Company or its subsidiaries, or the business of the Company and its subsidiaries or, with respect to Vermont, which if adversely determined would have a Material Adverse Effect;

                                    (v) The statements in the Prospectus under
                  the headings "Risk Factors - We are Subject to Extensive Regulation" and "Risk Factors - Competition," insofar as they relate to the Company and its subsidiaries operations each of the Adelphia Jurisdictions and purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects; and

                                    (vi) Neither the execution and delivery of
                  the Underwriting Agreement or the Direct Debt Offering Agreement, the issuance of the Conversion Shares upon due conversion of the Securities or Direct Offering Securities in accordance with the terms of the Securities or Direct Offering Securities nor the offering of the Securities or Direct Offering Securities contemplated thereby will conflict with or result in a violation of any order or regulation of each of the Adelphia Jurisdictions or its political subdivisions applicable to the Company and its subsidiaries, the conflict with or the violation of which would have a Material Adverse Effect on the Company and its subsidiaries.

                  (g) The Underwriters shall have received on the Closing Date an opinion of Colin H. Higgin, Esq., Deputy General Counsel to the Company, dated the Closing Date and addressed to the Underwriters, to the effect that:

                                    (i) None of the Company or its subsidiaries
                  is in violation of its certificate of incorporation, by-laws, certificate of formation, limited liability company operating agreement, certificate of limited partnership or partnership agreement, as applicable, or in default in the performance or observance of any material obligation, covenant or condition contained in any partnership agreement, indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound;

                                    (ii) Each of the Company and its
                  subsidiaries has been duly qualified as a foreign corporation or partnership, as the case may be, for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction, except where the failure to so qualify would not have a Material Adverse Effect (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company, provided that such counsel shall state that he believes that both the Underwriters and he are justified in relying upon such opinions and certificates);

                                    (iii) Each subsidiary of the Company is
                  owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims (other than liens to secure indebtedness under credit facilities disclosed in the Prospectus) (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company or its subsidiaries, provided that such counsel shall state that he believes that both the Underwriters and he are justified in relying upon such opinions and certificates);

                                    (iv) To the best of such counsel's knowledge
                  and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the current or future consolidated financial position, shareholder's equity, partners' equity, or results of operations of the Company and its subsidiaries; and, to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

                                    (v) The issue and sale of the Securities and
                  the Direct Offering Securities, the compliance by the Company with all of the provisions of the Securities, the Direct Offering Securities, the Indenture, the Direct Debt Offering Agreement and this Agreement, the issuance of the Conversion Shares upon due conversion of the Securities in accordance with the terms of the Securities and the consummation of the transactions herein and therein contemplated will not, to the best of my knowledge after due inquiry, conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under any material indenture, mortgage, deed of trust, sale/leaseback transaction, loan agreement or other similar financing agreement, or instrument or other agreement or instrument (including, without limitation, any license or franchise granted to the Company or a subsidiary by a local franchising governmental body) to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such actions result in any violation of the provisions of the certificates of incorporation, by-laws, certificates of formation, limited liability company operating agreements, certificates of limited partnership or partnership agreements of the Company and its subsidiaries, as appropriate, or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; and

                                    (vi) No consent, approval, authorization,
                  order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the Direct Offering Securities or the consummation by the Company of the transactions contemplated by the Underwriting Agreement, the Direct Debt Offering Agreement or the Indenture, except such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and resale of the Securities by the Underwriters.

                  In addition, such counsel shall also state that such counsel has participated in conferences with officers and representatives of the Company and its subsidiaries, representatives of the independent public accountants for the Company and the Underwriters at which the contents of the Registration Statement and the Prospectus (including the Incorporated Documents) and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for and has not verified the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus, and has not made any independent check or verification thereof, on the basis of the foregoing (relying as to materiality to the extent such counsel deemed appropriate upon facts provided by officers and other representatives of the Company), no facts have come to the attention of such counsel that lead such counsel to believe that the Registration Statement, as of the date it was declared effective, or the Prospectus, as of its date or as of the Closing Date, in each case including the Incorporated Documents, contained or contains any untrue statement of material fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief or opinion with respect to the financial statements and other financial and statistical data included therein).

                  (h) The Underwriters shall have received on the Closing Date an opinion of Fleischman & Walsh, P.C., special regulatory counsel for the Company and its subsidiaries, dated the Closing Date, and addressed to the Underwriters to the effect that:

                                    (i) The communities listed in Section A of
                  Attachment 1 to the opinion have been registered with the FCC in connection with the operation of the Systems. The filing of a registration statement constitutes initial FCC authorization for the commencement of cable television operations in the community registered.

                                    (ii) The subsidiaries hold certain FCC
                  licenses, as that term is defined below ("FCC Licenses"). All FCC Licenses and receive-only earth station registrations held by the subsidiaries in connection with the operation of the Cable Systems are listed on Attachment 1 to the Opinion. To the best of our knowledge, all such FCC Licenses have been validly issued or assigned to the present licensee and are currently in full force and effect. We have no knowledge of any event which would allow, or after notice or lapse of time which would allow, revocation or termination of any FCC License held by the subsidiaries or would result in any other material impairment of the rights of the holder of such license. To the best of our knowledge, no other FCC Licenses are required in connection with the operation of the Cable Systems by the subsidiaries in the manner we have advised they are presently being operated. For the purposes of this opinion, an FCC License is defined as an authorization, or renewal thereof, issued by the FCC authorizing the transmission of radio energy through the airways.

                                    (iii) Other than proceedings affecting the
                  cable television industry generally and other than rate proceedings, there is no action, suit or proceeding pending before or, to the best of our knowledge, threatened by the FCC which is reasonably likely to have a materially adverse impact upon the cable television operations of the Company and its subsidiaries taken as a whole.

                                    (iv) Statements of Account required by
                  Section 111 of the Copyright Act of 1976, as amended have been filed, together with royalty payments accompanying said Statements of Account, with the U.S. Copyright Office for the Cable Systems covering each of the accounting periods beginning with July 1 through December 31, 1997 accounting period and ending with the July 1 through December 31, 2000 accounting period during which such Cable Systems have been operated by the subsidiaries. We have not reviewed the information or calculations contained in these Statements, and express no opinion with respect to the accuracy thereof. Based solely on material in counsel's file and material representations provided by the Company, to the best of such counsel's knowledge, there is no pending or threatened claim against the Company or any of its subsidiaries for copyright infringement or for non-payment of royalty fees nor does such counsel know of any basis for such a claim.

                                    (v) The Company has obtained all consents,
                  approvals and authorizations of the FCC, if any, required for the consummation of the transactions contemplated in the Underwriting Agreement where the failure to obtain the consents, approval, authorizations, licenses, certificates, permits or orders would reasonably be expected to have a materially adverse impact on the Company or the subsidiaries.

                                    (vi) Neither the execution and delivery of
                  the Underwriting Agreement nor the offering of the Securities contemplated thereby will conflict with or result in a violation of any order or regulation of the FCC applicable to the Company and the subsidiaries, the conflict with or the violation of which would reasonably be expected to have a materially adverse impact on the Company or the subsidiaries. However, we call your attention to the following:

                                    (A) Under the Communications Act as now in
                  effect, the sale or other disposition of certain pledged collateral and the exercise of certain other rights and remedies conferred upon you by any agreement or by applicable law might constitute an assignment of an FCC license, or transfer of control of an FCC licensee, requiring for its consummation the prior consent of the FCC granted upon an appropriate application thereof.

                                    (B) Under the Communications Act as now in
                  effect, and as now interpreted by the FCC, no valid security interest may be granted in an FCC license. To the extent that the Underwriting Agreement and/or related financing documents purport to grant to you a security interest in any FCC licenses, such security interest may not be legally enforceable.

                                    (vii) In the course of our representation of
                  the Company and its subsidiaries, no matters have come to our attention, other than matters affecting the cable television industry generally, which would reasonably be expected to have a materially adverse impact upon the cable television operations of the Company and the subsidiaries taken as a whole.

                                    (viii) In our opinion, the Statements in the
                  Prospectus under the headings "Risk Factors--We are Subject to Extensive Regulation" and the statements incorporated in the Prospectus by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 2000 under the headings "Business--Cable Television Operations--Subscriber Services and Rates," "--Franchises," "--Cable Television Operations," "--Legislation and Regulation," and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Regulatory and Competitive Matters", insofar as they purport to describe the provisions of the law referred to therein regarding the cable television industry, are accurate, complete and fair in all material respects.

                  (i) The Underwriters shall have received from Latham & Watkins, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to such matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents and information as they request for the purpose of enabling them to pass upon such matters.

                  (j) The Company shall have furnished to the Underwriters a letter from each of Deloitte & Touche LLP and KPMG LLP, addressed to the Underwriters and dated as of the date of this Agreement and as of the Closing Date covering the matters previously requested by the Representatives, in form and substance satisfactory to the Representatives and their counsel in their sole discretion.

                  (k) The Company shall have furnished to the Underwriters a certificate, dated the Closing Date, of its chief executive officer and its chief financial officer stating that (A) such officers have carefully examined the Registration Statement and the Prospectus, (B) in their opinion, the Registration Statement and the Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement and the Prospectus so that the Registration Statement and the Prospectus (as so amended or supplemented) would not include any untrue statement of a material fact and would not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (C) as of the Closing Date, the representations and warranties of the Company in this Agreement are true and correct in all material respects, the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder on or prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of such officer's knowledge, are contemplated by the Commission, and subsequent to the date of the most recent financial statements contained in the Registration Statement and the Prospectus, there has been no material adverse change in the financial position or results of operation of the Company or any of its Subsidiaries, or any change, or any development including a prospective change, in or affecting the condition (financial or otherwise), results of operations, business or prospects of the Company and its Subsidiaries taken as a whole, except as set forth in the Prospectus.

                  (l) The Indenture shall have been duly executed and delivered by the Company and the Trustee, and the Securities shall have been duly executed and delivered by the Company and duly authenticated by the Trustee.

                  (m) All of the Rigas family members and affiliates listed on
         Schedule 2 hereto shall have delivered to the Underwriters executed lock-up letters, dated on or before the Closing Date, agreeing to "lock-up" their shares of Class A common stock, subject to certain exceptions, for a period of 60 days from the Closing Date, in form and substance satisfactory to the Representatives and their counsel.

                  (n) If any event shall have occurred that requires the Company under Section 4(d) to prepare an amendment or supplement to the Prospectus, such amendment or supplement shall have been prepared, the Underwriters shall have been given a reasonable opportunity to comment thereon, and copies thereof shall have been delivered to the Underwriters reasonably in advance of the Closing Date.

                  (o) Subsequent to the execution and delivery of this Agreement or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereto) and the Prospectus (exclusive of any supplement thereto), there shall not have been any change, or any development involving a prospective change, that would have a Material Adverse Effect on the Company and Subsidiaries, taken as a whole, not contemplated by the Prospectus, the effect of which, is, in the judgment of a majority in interest of the Underwriters including the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering of the Securities on the terms and in the manner contemplated by this Agreement and the Prospectus (exclusive of any supplement thereto).

                  (p) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Closing Date, prevent the issuance or sale of the Securities or prevent the issuance of the Conversion Shares; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance or sale of the Securities or the issuance of the Conversion Shares.

                  (q) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (ii) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange or the American Stock Exchange or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (iii) any banking moratorium declared by U.S. Federal or New York authorities; or (iv) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters including the Representatives, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Securities.

                  (r) The Conversion Shares shall have been listed or approved for listing upon notice of issuance on the Nasdaq National Market.

                  All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

                  The respective obligations of the several Underwriters to purchase and pay for any Additional Securities shall be subject, in their discretion, to each of the foregoing conditions to purchase the Firm Securities, except that all references to the Firm Securities and the Closing Date shall be deemed to refer to such Additional Securities and the Option Closing Date, respectively.

                  6. Effectiveness and Termination. This Agreement shall become effective upon the execution of this Agreement. The obligations of the Underwriters and the Independent Underwriter hereunder may be terminated by the Underwriters and the Independent Underwriter, respectively, in their absolute discretion, by notice given to and received by the Company prior to delivery of and payment for the Securities if, prior to that time, any of the events described in Section 5 shall have occurred and be continuing.

                  7. Defaulting Underwriters. If any Underwriter or Underwriters default in their obligations to purchase the Securities hereunder on the Closing Date and the aggregate principal amount of the Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of the Securities that the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate principal amount of the Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of the Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representatives and the Company for the purchase of such Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Sections 8 and
9. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

                  8. Reimbursement of Underwriters' Expenses. If (a) the Company shall fail to tender the Securities for delivery to the Underwriters and the Independent Underwriter for any reason permitted under this Agreement or (b) the Underwriters and the Independent Underwriter shall decline to purchase the Securities for any reason permitted under this Agreement, the Company shall reimburse the Underwriters and the Independent Underwriter for such out-of-pocket expenses (including reasonable fees and disbursements of counsel) as shall have been reasonably incurred by the Underwriters and the Independent Underwriter in connection with this Agreement and the proposed public offering and sale of the Securities, and upon demand the Company shall pay the full amount thereof to the Underwriters. If this Agreement is terminated pursuant to
Section 7 by reason of the default of one or more of the Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of such expenses.

                  9. Indemnification and Contribution. (a) The Company shall indemnify and hold harmless each Underwriter, its partners, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

                    (b) Each Underwriter will severally and not jointly indemnify and hold harmless the Company, its directors and officers and each person, if any who controls the Company within the meaning of
         Section 15 of the Securities Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each
         Underwriter: the third paragraph, the second sentence of the seventh paragraph, the eighth paragraph, the ninth paragraph and the tenth paragraph under the caption "Underwriting."


                    (c) The Company also agrees to indemnify and hold harmless Morgan Stanley & Co. Incorporated ("Morgan Stanley") and each person, if any, who controls Morgan Stanley within the meaning of either
         Section 15 of the Securities Act, or Section 20 of the Exchange Act, from and against any and all loses, claims, damages, liabilities and judgments incurred as a result of Morgan Stanley's participation as a "qualified independent underwriter" within the meaning of Rule 2720 of the National Association of Securities Dealers' Conduct Rules in connection with the offering of the Securities, except for any losses, claims, damages, liabilities, and judgments resulting from Morgan Stanley's, or such controlling person's, willful misconduct.

                    (d) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a), (b) or (c) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a), (b) or (c) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party. The indemnifying party shall not be liable in any one claim or action or separate but substantially similar or related claims or actions in the same jurisdiction for the expenses of more than one separate counsel in additional to local counsel.

                    (e) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by each party to this agreement from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each party to this agreement in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

                    (f) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed a Registration Statement and to each person, if any, who controls the Company within the meaning of the Securities Act.

                  10. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Independent Underwriter, the Company and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except as provided in Sections 9 and 12 with respect to affiliates, officers, directors, employees, representatives, agents and controlling persons of the Company, the Independent Underwriter and the Underwriters. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 10, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

                  11. Expenses. The Company agrees with the Underwriters and the Independent Underwriter to pay (a) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (c) the costs of printing and distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits) and the Prospectus and any amendment or supplement thereto, all as provided in this Agreement; (d) the costs of printing, reproducing and distributing the Indenture, this Agreement and any underwriting and selling group documents; (e) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of sale of the Securities;
(f) the fees and expenses of the Company's counsel and independent accountants;
(g) the fees and expenses of preparing, printing and distributing Blue Sky Memoranda (including related fees and expenses of counsel to the Underwriters);
(h) the registration of the Class A Common Stock under the Securities Act and the listing of the Shares on the Nasdaq National Market; (i) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (j) any fees charged by rating agencies for rating the Securities; (k) all fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); and (l) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement; provided that, except as provided in this Section 11 and Section 8, the Underwriters shall pay their own costs and expenses.

                  12. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Independent Underwriter and the Underwriters contained in this Agreement or made by or on behalf of the Company, the Independent Underwriter or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any of them or any of their respective affiliates, officers, directors, employees, representatives, agents or controlling persons.

                  13. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

                  (a) if to the Underwriters, shall be delivered or sent by mail or telecopy transmission to Salomon Smith Barney Inc., 388 Greenwich Street, New York, New York 10013, Attention: Registration Department (telecopier no.: (212) 783-2195) and Banc of America Securities LLC, West 57th Street, 40th Floor, New York, New York 10019,
         Attention: Equity Linked Capital Markets (telecopier no.: (212) 583-8457), as Representatives of the Underwriters, with a copy to Latham & Watkins, 885 Third Avenue, Suite 1000, New York, New York 10022, Attention: Robert A. Zuccaro (telecopier no.: (212) 751-4864);

                  (b) if to the Independent Underwriter, shall be delivered or sent by mail or telecopy transmission to Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, Attention:
         Dan DeBono (telecopier no.: (212) 761-0375); or

                  (c) if to the Company, shall be delivered or sent by mail or telecopy transmission to the address of the Company set forth in the Registration Statement, Attention: Chief Financial Officer (telecopier no.: (814) 274-7098).

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by the Representatives.

                  14. Definition of Terms. For purposes of this Agreement, (a) the term "business day" means any day on which the New York Stock Exchange, Inc. is open for trading and (b) the term "subsidiary" has the meaning set forth in Rule 405 under the Securities Act.

                  15.      Representation  of  Underwriters.   The
Representatives will act for the several Underwriters in connection with this financing, and any action under this Agreement taken by the Representatives jointly will be binding upon all the Underwriters.

                  16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                  17. Counterparts. This Agreement may be executed in one or more counterparts (which may include counterparts delivered by telecopier) and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

                  18. Amendments. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

                  19. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

                  20.      Independent Underwriter.

                  (a) The Company hereby confirms its engagement of the services of the Independent Underwriter as, and the Independent Underwriter hereby confirms its agreement with the Company to render services as, a "qualified independent underwriter" within the meaning of Section b(15) of Rule 2720 with respect to the offering and sale of the Securities.

                  (b) The Independent Underwriter hereby represents and warrants to, and agrees with, the Company and the Underwriters that with respect to the offering and sale of the Securities as described in the Prospectus:

                                    (i)     The  Independent   Underwriter
                  constitutes  a  "qualified  independent
                  underwriter" within the meaning of Section b(15) of Rule 2720;

                                    (ii)    The  Independent  Underwriter  has
                  conducted  due diligence in respect thereto;

                                    (iii) The Independent Underwriter has
                  undertaken the legal responsibilities and liabilities of an underwriter under the Securities Act specifically including those inherent in Section 11 thereof;

                                    (iv) The Independent Underwriter recommends,
                  as of the date of the execution and delivery of this Agreement, that the yield on the Securities be not less than 3.25% (corresponding to an initial public offering price of 100.00%); and

                                    (v) Subject to the provisions of Section 5
                  hereof, the Independent Underwriter will furnish to the Underwriters on the Closing Date a letter, dated the Closing Date, in form and substance satisfactory to the Underwriters, to the effect of clauses (i) through (iv) above.

                  (c) The Independent Underwriter hereby agrees with the Company and the Underwriters that, as part of its services hereunder, in the event of any amendment or supplement to the Prospectus, the Independent Underwriter will render services as a "qualified independent underwriter" within the meaning of Section (b)(15) of Rule 2720 with respect to the offering and sale of the Securities as described in the Prospectus as so amended or supplemented that are substantially the same as those services being rendered with respect to the offering and sale of the Securities as described in the Prospectus (including those described in subsection (b) above).

                  (d) The Company and the Independent Underwriter agree that the Independent Underwriter will provide its services in its capacity as Independent Underwriter hereunder without compensation other than such compensation that the Independent Underwriter may receive as an Underwriter hereunder.

                  (e) The Independent Underwriter hereby consents to the references to it as set forth under the caption "Underwriting" in the Prospectus and in any amendment or supplement thereto made in accordance with Section 4 hereof.

                            [Signature Pages Follow]

                  If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement among each of the Company, the Independent Underwriter and the several Underwriters in accordance with its terms.

                                Very truly yours,

                                    ADELPHIA COMMUNICATIONS CORPORATION


                                           By: /s/ James R. Brown
                              Name: James R. Brown
                              Title: Vice President

                             Underwriting Agreement




The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written:

SALOMON SMITH BARNEY INC.
BANC OF AMERICA SECURITIES LLC
as Representatives of the Underwriters listed on
Schedule 1 hereto


By:  SALOMON SMITH BARNEY INC.


By: /s/ Christopher Clipper
     Name: Christopher Clipper
     Title: Vice President


By:  BANC OF AMERICA SECURITIES LLC


By: /s/ Trevor Ganshaw
     Name: Trevor Ganshaw
     Title: Managing Director


The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written:

MORGAN STANLEY & CO. INCORPORATED
Acting as Independent Underwriter



By: /s/ Andrew A. Tisdale
    Name: Andrew A. Tisdale
     Title:  Managing Director



                                                            SCHEDULE 1


                                                                                              Additional Principal Amount of
                                                                                              Securities to be Purchased if
                   Name of Underwriter                          Principal Amount of            Maximum Option is Exercised
                   -------------------                                             -           ---------------------------
                                                                    Securities
Salomon Smith Barney Inc.                                           $200,000,000                       $30,000,000
Banc of America Securities LLC                                      $200,000,000                       $30,000,000
BMO Nesbitt Burns Corp.                                             $18,150,000                         $2,722,500
First Union Securities, Inc.                                        $18,150,000                         $2,722,500
Morgan Stanley & Co. Incorporated                                   $18,150,000                         $2,722,500
BNY Capital Markets, Inc.                                            $9,110,000                         $1,366,500
Credit Lyonnais Securities (USA) Inc.                                $9,110,000                         $1,366,500
J.P. Morgan Securities Inc.                                          $9,110,000                         $1,366,500
Scotia Capital (USA) Inc.                                            $9,110,000                         $1,366,500
SG Cowen Securities Corporation                                      $9,100,000                         $1,366,500

TOTAL
                                                                    $500,000,000                       $75,000,000

                                   SCHEDULE 2


                                  John J. Rigas
                                Timothy J. Rigas
                                Michael J. Rigas
                                 James P. Rigas
                                   Dorellenic
                             Eleni Acquisition Inc.
                              Doris Holdings, L.P.
                                Highland Holdings
                              Highland Holdings II
                               Highland 2000, L.P.